COMMON SHARES                                  [PRIMERA FOODS CORPORATION LOGO]                 COMMON SHARES
NUMBER                                                                                          SHARES
[              ]                                                                                [               ]


                                           INCORPORATED UNDER THE LAWS OF THE STATE OF:
                                                             DELAWARE


                                                                                    SEE REVERSE FOR CERTAIN DEFINITIONS
                                                                                          CUSIP: 741582 10 0

THIS CERTIFIES THAT






IS THE OWNER OF

     SHARES OF FULLY PAID AND NONASSESSABLE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF
                           PRIMERA FOODS CORPORATION
TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF
THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR.
  WITNESS THE FACSIMILE SIGNATURES OF THE CORPORATION'S DULY AUTHORIZED OFFICERS.

DATED:

  [SIG]                                                                                              [SIG]
SECRETARY                                                                               PRESIDENT AND CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:

NORWEST BANK MINNESOTA, N.A.
(MINNEAPOLIS, MINNESOTA) TRANSFER AGENT AND REGISTRAR

BY        AUTHORIZED SIGNATURE